AMENDMENT

TO

FUND PARTICIPATION AGREEMENT

WHEREAS, GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK, formerly known as FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A-NY”), COLUMBIA FUNDS VARIABLE INSURANCE TRUST (the “Fund”), COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC (ASSIGNEE OF COLUMBIA MANAGEMENT ADVISORS, LLC) (the “Adviser”), and COLUMBIA MANAGEMENT INVSETMENT DISTRIBUTORS, INC. (ASSIGNEE OF COLUMBIA MANAGEMENT DISTRIBUTORS, INC.) (the “Distributor”), collectively the Parties, entered into a Fund Participation Agreement dated April 30, 2009, as amended (the “Agreement”); and

WHEREAS, the Parties desire and agree to add GWL&A’s COLI VUL-14 Separate Account to the Agreement; and

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in their entirety Schedules A and B of the Agreement and replacing them with the Schedules A and B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	GWL&A’s Separate Account COLI VUL-14 Series Account is hereby added to the Agreement.

2.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

3.	Schedule B of the Agreement is hereby replaced in its entirety with Schedule B as attached and incorporated by reference to this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 24th day of October, 2013.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Susan Gile
Title: Susan Gile, VP Individual Markets
Date: 10-24-2013

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY OF NEW YORK

By its authorized officer,

By:	/s/ Ron Laeyendecker

Title: Ron Laeyendecker, Senior Vice President

Date: 10-24-2013

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By its authorized officer,

By:	/s/ J. Kevin Connaughton
Title: J. Kevin Connaughton, President
Date:

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By its authorized officer,

By:
Title:
Date:

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By its authorized officer,

By:
Title:
Date:

SCHEDULE A

SEPARATE ACCOUNTS

GWL&A Accounts:

COLI VUL-2 Series Account

COLI VUL-4 Series Account

COLI VUL-7 Series Account

COLI VUL-14 Series Account

GWL&A-NY Accounts:

COLI VUL-1 Series Account

COLI VUL-2 Series Account

COLI VUL-4 Series Account

SCHEDULE B

DESIGNATED PORTFOLIOS

Class 1 shares of all current and future Fund portfolios

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